EXHIBIT 10.11







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                                   NUCO2 INC.

                                       and

                              SUBSIDIARY GUARANTORS



                  --------------------------------------------




                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT


                          Dated as of October 31, 1997



                  --------------------------------------------






                                   $25,000,000



                     12% SENIOR SUBORDINATED NOTES DUE 2004



          ************************************************************

                                TABLE OF CONTENTS


                                    ARTICLE I

                       Definitions and Accounting Matters

SECTION 1.1  Certain Defined Terms...........................................6
SECTION 1.2  Terms Generally................................................20
SECTION 1.3  Accounting Terms; GAAP.........................................20


                                   ARTICLE II

                            Amount and Terms of Notes

SECTION 2.1  Commitments....................................................21
SECTION 2.2  Disbursement of Funds..........................................21
SECTION 2.3  Notes..........................................................21
SECTION 2.4  Interest.......................................................21
SECTION 2.5  Several Obligations; Remedies Independent......................22


                                   ARTICLE III

                              Prepayments: Payments

SECTION 3.1  Optional Prepayments...........................................23
SECTION 3.2  Method and Place of Payment....................................24


                                   ARTICLE IV

                        Representations of the Investors

SECTION 4.1  Purchase for Investment........................................25
SECTION 4.2  Accredited and Sophisticated Investor..........................25

                                    ARTICLE V

                              Conditions Precedent

SECTION 5.1  Conditions Precedent to Notes..................................25


                                   ARTICLE VI

                         Representations and Warranties

SECTION 6.1  Organization; Powers...........................................27
SECTION 6.2  Authorization: Enforceability..................................28
SECTION 6.3  Governmental Approvals: No Conflicts...........................28
SECTION 6.4  SEC Documents: Financial Condition:
                            No Material Adverse Change......................29
SECTION 6.5  Properties.....................................................29
SECTION 6.6  Litigation and Environmental Matters...........................30
SECTION 6.7  Compliance with Laws and Agreements............................30
SECTION 6.8  Investment and Holding Company Status..........................30
SECTION 6.9  Taxes..........................................................30
SECTION 6.10  ERISA.........................................................31
SECTION 6.11  Disclosure....................................................31
SECTION 6.12  Debt Agreements...............................................31
SECTION 6.13  Capitalization................................................32
SECTION 6.14  Subsidiaries and Investments..................................32
SECTION 6.15  No Burdensome Restrictions....................................33
SECTION 6.16  Private Offering by the Company...............................33


                                   ARTICLE VII

                             Affirmative Covenants

SECTION 7.1  Financial Statements and Other Information.....................32
SECTION 7.2  Notices of Material Events.....................................35
SECTION 7.3  Existence: Conduct of Business.................................36
SECTION 7.4  Payment of Obligations.........................................36
SECTION 7.5  Maintenance of Properties: Insurance...........................36
SECTION 7.6  Books and Records: Inspection Rights...........................36
SECTION 7.7  Compliance with Laws...........................................37
SECTION 7.8  Use of Proceeds................................................37
SECTION 7.9  Certain Obligations Affecting
             Subsidiaries...................................................37

                                  ARTICLE VIII

                               Negative Covenants

SECTION 8.1  Indebtedness...................................................37
SECTION 8.2  Liens..........................................................38
SECTION 8.3  Fundamental Changes............................................39
SECTION 8.4  Investments: Hedging Agreements................................40
SECTION 8.5  Restricted Payments............................................41
SECTION 8.6  Sale and Leasebacks............................................42
SECTION 8.7  Transactions with Affiliates...................................42
SECTION 8.8  Restrictive Agreements.........................................42
SECTION 8.9  Financial Covenants............................................43
SECTION 8.10  Modifications of Certain Documents............................44
SECTION 8.11  Nature of Business............................................44
SECTION 8.12  Sale of Subsidiaries..........................................44

                                   ARTICLE IX

                                Events of Default

SECTION 9.1  Events of Default: Remedies....................................45


                                    ARTICLE X

                              Subsidiary Guarantee

SECTION 10.1  The Guarantee.................................................47
SECTION 10.2  Obligations Unconditional.....................................47
SECTION 10.3  Reinstatement.................................................48
SECTION 10.4  Subrogation...................................................49
SECTION 10.5  Remedies......................................................49
SECTION 10.6  Instrument for the Payment of Money...........................49
SECTION 10.7  Continuing Guarantee..........................................49
SECTION 10.8  Rights of Contribution........................................49
SECTION 10.9  General Limitation on Guarantee
              Obligations...................................................50
SECTION 10.10 Subordination of Guarantees...................................51

                                   ARTICLE XI

                                  Subordination

SECTION 11.1  Agreement to Subordinate......................................51
SECTION 11.2  Bankruptcy, Liquidation, Dissolution,
              Etc...........................................................51
SECTION 11.3  No Payment in Certain Circumstances...........................53
SECTION 11.4  Payments Otherwise Permitted..................................54
SECTION 11.5  Subrogation...................................................54
SECTION 11.6  Provisions Solely to Define
              Relative Rights...............................................55
SECTION 11.7  No Waiver of Subordination Provisions.........................55
SECTION 11.8  Notice to Investors...........................................56
SECTION 11.9  Reliance......................................................56
SECTION 11.10 Reinstatement.................................................57
SECTION 11.11 Subsidiary Guarantees.........................................57
SECTION 11.12 Limitations on Remedies.......................................57
SECTION 11.13 Notices.......................................................57


                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.1  Notices.......................................................58
SECTION 12.2  Waivers; Amendments...........................................58
SECTION 12.3  Expenses; Indemnity; Damage Waiver............................59
SECTION 12.4  Successors and Assigns........................................61
SECTION 12.5  Survival......................................................62
SECTION 12.6  Counterparts; Integration;
              Effectiveness.................................................63
SECTION 12.7  Severability..................................................63
SECTION 12.8  Governing Law; Jurisdiction;
              Consent to Service of Process.................................63
SECTION 12.9  Waiver of Jury Trial..........................................64
SECTION 12.10 Headings......................................................64
SECTION 12.11 Confidentiality...............................................64


SCHEDULE 6.06(a)           -       Litigation
SCHEDULE 6.06(b)           -       Environmental Matters
SCHEDULE 6.10              -       ERISA
SCHEDULE 6.12              -       Material Agreements
SCHEDULE 6.13              -       Capitalization
SCHEDULE 6.14(a)           -       Subsidiaries
SCHEDULE 6.14(b)           -       Investments

SCHEDULE 8.01              -       Indebtedness
SCHEDULE 8.02              -       Liens
SCHEDULE 8.08              -       Restrictive Agreements


EXHIBIT A - Form of Senior Subordinated Note
EXHIBIT B - Form of  Opinion  of Counsel to the Obligors
EXHIBIT C - Form of Opinion of Special New York Counsel to Chase Capital

                  SENIOR    SUBORDINATED    NOTE   PURCHASE    AGREEMENT   (this
"AGREEMENT"), dated as of October 31, 1997, between:

                  NUCO2 INC., a corporation duly organized and validly existing under the laws of the State of Florida (the "COMPANY");

                  each of the  Subsidiaries  of the Company  appearing under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and/or which pursuant to Section 7.09 shall hereafter become a Subsidiary Guarantor (each a "SUBSIDIARY GUARANTOR" and, collectively, the
         "SUBSIDIARY GUARANTORS"; and, together with the Company, the "OBLIGORS"); and

                  each of the Investors of the Notes (as defined below) appearing under the caption "INVESTORS" on the signature pages hereto and each assignee of the rights and obligations of an Investor pursuant to Section 12.04 (each, an "INVESTOR", and collectively, the "INVESTORS").

                  The Company has requested that the Investors acquire the Notes in an aggregate principal amount of $25,000,000 to refinance certain existing indebtedness of the Company, to finance future acquisitions, to make capital expenditures and for working capital and general corporate purposes of the Company and its Subsidiaries. To induce the Investors to purchase the Notes, the Obligors and the Investors propose to enter into this Agreement pursuant to which the Investors will purchase the Notes issued by the Company and the Subsidiary Guarantors will guarantee the payment in full of the Notes and all other amounts payable under this Agreement.

                  Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

                  SECTION 1.1 CERTAIN DEFINED TERMS. In addition to the other terms defined herein, as used herein, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries,

Controls or is Controlled by or is under common Control with the Person specified; PROVIDED that none of the initial Investors (or any of their Affiliates) shall be deemed to be an Affiliate of the Company.

                  "ANNUALIZED EBITDA" means, as at any date of determination thereof, EBITDA for the fiscal quarter ending on or most recently ended prior to such date, multiplied by four.

                  "ASSET VALUE" means, with respect to any property or asset of the Company or any Subsidiary, as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of the Company or any Subsidiary.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Code of 1978, as amended from time to time or any successor statute thereto.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                  "CAPITAL EXPENDITURES" means, for any paid, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such paled computed in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CERCLA"  means  the  Comprehensive   Environmental   Response
Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss.9601 ET SEQ.).

                  "CHANGE IN CONTROL" means: (i) the acquisition of ownership, directly or indirectly (in a single transaction or a sales of related transactions), beneficially or of record, by any Person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act as in effect on the date hereof) of shares representing more than 40% of the issued and outstanding common stock of the Company entitled to vote for the members of the board of directors of the Company; (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (x) nominated by the board of directors of the Company nor (y) appointed by directors so nominated; or (iii) any Person or group (other than the group in control of the Company on the date hereof) shall otherwise directly or indirectly Control the Company.

                  "CHASE CAPITAL" means Chase Equity Associates L.P.

                  "CLOSING DATE" means October 31, 1997.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder.

                  "CONSOLIDATED EBIT" means, for any period, an amount equal to the sum of (a) Consolidated Net Income (or loss) plus (b) to the extent deducted in determining Consolidated Net Income (or loss), (i) provisions for taxes based on income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (ii) Interest Expense and (iii) extraordinary items determined in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period), in accordance with GAAP.

                  "CONSOLIDATED   NET   WORTH"   means,   as  of  the   date  of
determination, total shareholders' equity of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means, for any period, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of Consolidated EBIT (i) depreciation and amortization expenses (to the extent deducted in determining Consolidated EBIT) for such period; and (ii) the historical consolidated EBITDA for any Person for such period which accrued prior to the date such Person became a Subsidiary or was merged into or consolidated with the Company or any of its Subsidiaries or such Person's assets ware acquired by the Company or any of its Subsidiaries (and the underlying records of such Person shall be audited to the extent the Company is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If audited financial records are not available for acquired companies, pro-forma income statements (subject to review and acceptance by the Required Investors) will be substituted.

                  "ENVIRONMENTAL  LAWS"  means  all  Federal,  state,  local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use generation, treatment, storage, disposal, transport or handling of any Hazardous Materials, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation, (i) the Clean Air Act (42 U.S.C. ss.7401 ET SEQ.), (ii) the Clean Water Act (33 U.S.C. ss.1251 ET SEQ.),
(iii) the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 ET SEQ. (iv) the Toxic Substances Control Act (15 U.S.C.
ss.2601 ET SEQ.) and (v) CERCLA, each as amended.

                  "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous
Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shams of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA EVENT means: (i) any "reportable  event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding-standard with respect to any Plan; (iv) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "ERISA PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 9.01.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers of a governmental nature or functions of or pertaining to government.

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obliger so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means, for any Person, any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "INDEBTEDNESS" of any Person means, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) financial obligations as the issuer of capital stock redeemable in whole or in part at the option of any Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event or condition not solely within the control of such issuer; (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (v) all financial obligations of such Person in respect of the deferred purchase price of property or services (excluding current trade accounts payable on customary tams and incurred in the ordinary course of business); (vi) financial obligations under purchase money mortgages; (vii) all Capital Lease Obligations of such Person; (viii) all reimbursement obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (ix) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (x) financial obligations under asset securitization vehicles; and (xi) obligations under direct or indirect Guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (x) above, except to the extent such Guarantees are limited to a lesser amount. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INTEREST  COVERAGE RATIO" means, as at any date, the ratio of
(i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (ii) Interest Expense for such period.

                  "INTEREST EXPENSE" means, without duplication, for any period, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) all interest expense in respect of Indebtedness for such period (whether or not actually paid during such period and including, without limitation, interest expense attributable to Capital Lease Obligations).

                  "INVESTOR'S REPRESENTATIVE" means (i) Chase Capital so long as it shall be a holder of any of the Notes or (ii) otherwise, an Investor designated by the Required Investors to act as the Investor's Representative hereunder.

                  "INVESTMENT" means, for any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (ii) the making of any deposit with, or any advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; or (iii) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

                  "LIEN" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, including without limitation any agreement to give any of the foregoing, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds and
(iii) the filing of or the agreement to give any financing statement under the Uniform Commercial Code (or comparable law) of any jurisdiction naming the owner of the asset to which such lien applies as a debtor (other than a filing which does not evidence an outstanding secured obligation, or a commitment to make advances or to incur any other obligation of any kind).

                  "MARGIN STOCK" means "margin stock" within the meaning of Regulations G, T, U and X.

                  "MATERIAL  ADVERSE EFFECT" means a material  adverse effect on
(i) the business, assets, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or (ii) the ability of any Obligor to perform any of its obligations under the Note Documents.

                  "MINIMUM NET WORTH" has the meaning set forth in Section 8.09(c).

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER  PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA as to which the Company, any Subsidiary or any ERISA Affiliate is obligated to make, has made, or will be obligated to make contributions on behalf of participants who are or were employed by any of them.

                  "NET WORTH" means, at any date, the net worth of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

                  "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Warrant Agreement and the Warrants.

                  "NOTES" has the meaning assigned to such term in Section 2.01, including any Notes issued in substitution for any Notes theretofore issued pursuant to this Agreement.

                  "OBLIGORS" has the meaning assigned to such term in the preamble of this

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMITTED ENCUMBRANCES" means:

                  (i) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

                  (ii) carriers', warehousemen's, mechanics', workmen's, materialmen's, repairmen's, statutory landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 7.04;

                  (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations and Liens thereon;

                  (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

                  (vi) deposits in connection with the prosecution or defense of any claim in any court or before any administrative commission or agency; and

                  (vii) Liens arising out of judgments or awards with respect to which the Company or any Subsidiary the time shall in good faith be diligently prosecuting an appeal or proceedings for review and with respect to which the Company or any of its Subsidiaries shall have secured a stay of execution pending such appeal or proceedings for review.

                  "PERMITTED INVESTMENTS" means:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (ii) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; and

                  (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any office located in the United States of any commercial bank or trust company organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such commercial bank or trust company.

                  "PERSON" means any natural person, corporation, partnership, limited liability company, trust, joint venture, association, company or other organization, whether or not legal entity, and any Governmental Authority.

                  "PLAN" means any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including, but not limited to, the following types of plans:

                  (i) EXECUTIVE ARRANGEMENTS. Any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract arrangement or practice;

                  (ii) ERISA PLANS. Any "employee benefit plan" as defined in ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

                  (iii) OTHER EMPLOYEE FRINGE BENEFITS. Any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or fringe benefit plan, program, arrangement, contract or practice.

                  "QUALIFIED INVESTOR" means (i) any initial Investor of the Notes and (ii) any bank, trust company, savings and loan association, pension plan, investment company, insurance company, broker, dealer or any other financial institution or entity, regardless of legal form.

                  "REGULATIONS G, T, U AND X" means,  respectively,  Regulations
G. T. U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "REQUIRED INVESTORS" means, at any time, Investors holding at least 51% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESTRICTED PAVEMENT" means: (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries other than dividends paid by a Subsidiary to the Company; (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any of its Subsidiaries or any option, warrant or other right to acquire any such shares; (iii) any payment on account of the purchase, redemption, conversion, exchange, retirement, acquisition, defeasance or sinking fund payment with respect to any Indebtedness that is junior or subordinate to the Notes; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Company or any of its Subsidiaries.

                  "S&P" means Standard ~ Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "SEC" means the Securities and Exchange Commission or any successor

                  "SECURITIES ACT" means the Securities Act of 1933, as amended and in effect

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

                  "SENIOR CREDIT AGREEMENT" means the Revolving Credit Agreement dated as of October 31, 1997 between the Company, the lenders party thereto from time to time and Suntrust Bank, South Florida, National Association, agent for such lenders, as executed and delivered on the Closing Date, and any refinancing, refunding, extension or renewal thereof (whether or not with any of the lenders or the agent for such lenders then party to the Senior Credit Agreement), in each case, at any time amended or modified in accordance with
Section 8.1 0(a).

                  "SENIOR CREDIT DOCUMENTS" means the Senior Credit Agreement and all other documents and agreements originally executed and delivered thereunder, in each case, as the same shall, subject to Section 8.10(a), be modified and supplemented and in effect from time to time.

                  "SENIOR DEBT" means the following obligations of the Company and its

                  (i) with respect to the Company, all principal of the loans outstanding under the Senior Credit Agreement, all interest thereon (including any interest accruing after the date of any filing by the Company of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Company whether or not the same is allowed as a claim in any such proceeding) and all other amounts outstanding thereunder, including all expenses (including, without limitation, attorneys' fees), indemnities and penalties and all commitment, facility and administrative, agency or other similar fees payable by the Company from time to time under the Senior Credit Documents, and including any obligations of the Company in respect of Hedging Agreements owing to one or more of the lenders under Senior Credit Agreement that are required by the terms of the Senior Credit Agreement;

                  (ii) with respect to the Company, additional Indebtedness in an aggregate principal amount up to but not exceeding $10,000,000 under or in respect of (x) the Senior Credit Agreement and (y)any other instrument evidencing such Indebtedness; PROVIDED that, in the case of clause (y) only, such Indebtedness is specifically designated in such other instrument as "Senior Debt" for purposes of this Agreement;

                  (iii) with respect to the Company, additional Indebtedness under or in respect of (x) the Senior Credit Agreement and (y) any other instrument evidencing such Indebtedness; PROVIDED that (i) in the case of clause (y) only, such Indebtedness is specifically designated in such other instrument as "Senior Debt" for purposes of this Agreement and (ii) after giving effect to the Incurrence of such Indebtedness (and the application of the proceeds thereof), the Senior Debt Incurrence Ratio is less than or equal to 4.00 to 1.00;

                  (iv) with respect to any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor in respect of any Senior Debt of the Company; and

                  (v) with respect to the Company, any and all refinancings, replacements or refundings of any of the amounts referred to in clauses
         (i), (ii) and (iii) above; PROVIDED that the refinancing, replacement or refunding of Senior Debt incurred under said clause (iii) shall constitute Senior Debt only to the extent that, after giving effect to such refinancing, replacement or refunding (and the application of the proceeds hereof), the Senior Debt Incurrence Ratio is less than or equal to 4.00 to 1.00;

PROVIDED that the aggregate principal amount of Senior Debt permitted under clauses (i) and (ii) above (together with the amount of obligations in respect of Hedging Agreements referred to in said clause (i)), and any refinancing, replacement or refunding thereof permitted under clause (v) above (including the maximum amount of the aggregate commitments of the lenders to extend any revolving credit facility thereunder) shall not exceed at any time $60,000,000 MINUS the aggregate amount of (x) permanent reductions in revolving credit commitments thereunder and (y) prepayments of any term loans made from time to time in respect of the Senior Debt.

                  "SENIOR DEBT INCURRENCE RATIO" means, for any period, the ratio of (i) Senior Funded Debt to (ii) Annualized EBITDA.

                  "SENIOR DEBT REPRESENTATIVE" means (i) initially, Suntrust Bank, South Florida, National Association and (ii) thereafter, such other holder of Senior Debt notified in writing to each Investor pursuant to Section 11.13.

                  "SENIOR FUNDED DEBT" means, for the Company and its Subsidiaries, on a consolidated basis, indebtedness for borrowed money, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, MINUS cash and cash equivalents and excluding Indebtedness hereunder and under the Notes.

                  "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise specified, "Subsidiary" and "Subsidiaries" shall mean a Subsidiary and Subsidiaries, respectively, of the Company.

                  "TAX" means, with respect to any Person, any Federal, state or foreign tax, assessment, customs duties or other governmental charge, levy or assessment (including any withholding tax) upon such Person or upon such Person's assets, revenues, income or profits.

                  "TOTAL NET FUNDED DEBT" means, for the Company and its Subsidiaries on a consolidated basis, indebtedness for borrowed money, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor(s) thereof to a date beyond one year from such date, MINUS cash and cash equivalents.

                  "TOTAL NET FUNDED DEBT COVERAGE RATIO" means, for any period, the ratio of (i) Total Net Funded. Debt to (ii) Annualized EBITDA.

                  "TRANSACTIONS" means the execution, delivery and performance by the Obligors of this Agreement, the issuance of the Notes and the w of the proceeds thereof in accordance with the preamble of this Agreement, and the execution, delivery and performance by the Company of the Warrant Agreement and the issuance of the Warrants thereunder.

                  "WARRANT AGREEMENT" means the Warrant Agreement dated as of the date hereof between the Company and the holders of the Warrants party thereto pursuant to which the Warrants are issued, as amended and in effect from time to time.

                  "WARRANTS" means each of the warrants issued to the holders of the Warrants on the Closing Date pursuant to the Warrant Agreement, including any warrants issued in replacement or substitution thereof.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer

Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Investors that (be Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Required Investors notify the Company that they request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in G^AP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VIII, the Company will not change the last day of its fiscal year from June 30 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from September 30, December 31, and March 31 of each year, respectively.


                                   ARTICLE II

                            AMOUNT AND TERMS OF NOTES

                  SECTION 2.1 COMMITMENTS. Subject to and upon the terms and conditions set forth herein, each Investor severally agrees to purchase from the Company, and the Company agrees to issue to such Investor, its 12% Senior Subordinated Note (each a "Not_" and, collectively, the "Notes"), which Note (i) shall be issued on the Closing Date and (ii) shall be purchased at par by such Investor in an amount equal to the principal amount sod forth opposite its name on the signature pages hereto.

                  SECTION 2.2 DISBURSEMENT OF FUNDS. Each Investor shall make available all amounts to be funded by such Investor under this Agreement on the Closing Date in immediately available funds to the account specified by the Company.

                  SECTION 2.3 NOTES.

                  (a) The Company's obligation to pay the principal of and interest on all the Notes issued by it shall be evidenced by a Note, substantially in the form of Exhibit A, duly executed and delivered by the Company with blanks appropriately completed in conformity herewith.

                  (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it (the relevant Investor's undertaking shall be satisfactory indemnity in case of loss, theft or destruction of any Note owned by such Investor), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will pay any unpaid principal, interest and prepayment charge then or theretofore due and payable on such Note and will deliver in lieu of such Note a new Note in the remaining unpaid principal amount thereof and carrying the same rights to interest (unpaid and to accrue).

                  (c) Except to the extent otherwise provided herein, each payment of principal of Notes by the Company shall be made for account of the Investors pro rata in accordance with the respective unpaid principal amounts of the Notes held by them and each payment of interest on Notes by the Company shall be made for account of the Investors pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Investors.

                  SECTION 2.4  INTEREST.

                  (a) The unpaid principal amount of each Note shall bear interest from the Closing Date until maturity (whether by acceleration or otherwise) at the rate of 12% PER ANNUM.

                  (b) Any amount that is not paid when due hereunder (without giving effect to grace periods, if any) shall bear interest from the date such amount was due through the date of payment at a rate equal to 14% PER ANNUM. Without limiting the foregoing (but without duplication), upon the occurrence and during the continuance of any Event of Default, the principal amount of the Notes, and all other amounts then owing hereunder, shall bear interest for each day during the period from and including the occurrence of such Event of Default to but excluding the date such Event of Default shall have been cured or waived at a rate equal to 14% PER ANNUM.

                  (c) Interest shall accrue from and including the Closing Date to but excluding the date of any payment thereof and shall be payable, in immediately available funds, semiannually in arrears on the 30th day of each April and 31st day of each October, commencing on April 30, 1998, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (d) All computations of interest hereunder and under the Notes shall be made on the basis of a 360-day year consisting of twelve 30-day months and shall be payable for the actual number of days elapsed (including the first day but excluding the date of payment thereof).

                  SECTION 2.5 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Investor to purchase the Note to be purchased by it on the Closing Date shall not relieve any other Investor of its obligation to purchase its Note on such date, but no Investor shall be responsible for the failure of the other Investor to purchase its Note, and no Investor shall have any obligation to any other Investor for the failure by such Investor to purchase any Note required to be purchased by such

Investor. The amounts payable by the Company at any time hereunder and under the Notes to each Investor shall be a separate and independent debt and each Investor shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes held by it, and it shall not be necessary for any other Investor to consent to, or be joined as an additional party in, any proceedings for such purposes.

                                   ARTICLE III

                              PREPAYMENTS: PAYMENTS

                  SECTION 3.1 OPTIONAL PREPAYMENTS.

                  (a) The Company may, at its option, upon notice as provided below, prepay all or, from time to time, part of the Notes at any time at the following prices (expressed in percentages of principal amount) in each of the years listed below, in each case, together with interest accrued and unpaid on the Notes (or part thereof, as the case may be) to the prepayment date:


            YEAR                                      PRICE

From the Closing Date through                         106%
October 31, 1998
From November 1, 1998 through                         104%
October 31, 1999
From November 1, 1999 through                         102%
October 31, 2000
From November 1, 2000 and                             100%
thereafter

                  (b) The Company will give each holder of the Notes notice of each optional prepayment under paragraph (a) of this Section 3.01 not less than 20 days prior to the date fixed for such prepayment, specifying such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid the interest to be prepaid to the prepayment date with respect to such principal amount being prepaid and the premium (if any) due in connection with such prepayment.

                  (c) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. At the request of the Company, any Note which is to prepaid only in part shall be surrendered to the Company by the holder thereof, and the Company shall issue to such holder a new Note equal in principal amount to the unpaid portion of the surrendered Note (after giving effect to such prepayment) and in the form of Exhibit A.

                  (d) In the event of a Change in Control, any Investor shall have the option to require the Company to repurchase the Notes held by such Investor at a price equal to 101% of the principal amount of such Notes if such Change in Control occurs prior to the third anniversary of the date hereof and thereafter at a price equal to 100% of the principal amount of such Notes, in each case, together with interest accrued and unpaid on the Notes (or part thereof, as the case may be) to the payment date. Not less than 20 days prior to the anticipated date of consummation of any transaction that would result in a Change in Control, the Company will give each Investor written notice of such pending transaction (with a copy to the Senior Debt Representative in the manner set forth in Section 11.13). Any Investor may exercise its right to require the Company to repurchase the Note(s) held by it in accordance with this Section 3.01(d) by delivering written notice of such exercise within 20 days after receipt of the written notice from the Company of the pending transaction and the Company shall repurchase all of the Notes of the Investors so exercising such rights not later than the date of consummation of such Change in Control.

                  (e) In the case of each  prepayment of Notes  pursuant to this
Section 3.01, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest and premium (if any) on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest thereon, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

                  (f) The Company will not and will not permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement or otherwise on terms identical to those offered to all the other Investors (whether or not such terms have actually been accepted by all the Investors). The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

                  SECTION 3.2 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to any Investor, not later than 1:00 p.m. (New York time) on the date when due, and shall be made in immediately available funds in dollars to the account specified therefor by such Investor. Any payments under this Agreement and the Notes which are made by the Company later than 1:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, or premium or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


                                   ARTICLE IV

                        REPRESENTATIONS OF THE INVESTORS

         Each Investor severally represents to the Company as follows:

         SECTION 4.1 PURCHASE FOR INVESTMENT. Such Investor is purchasing the Notes to be purchased by it on the Closing Date for its own general account and/or for one or more separate accounts maintained by it and not with a view to any distribution of the Notes that would be in violation of the securities laws of the United States of America or any State thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of the Notes under an exemption from such registration available under the Securities Act (including, without limitation, Rules 144 and 144A promulgated thereunder), and subject, nevertheless, to the disposition of its property being at all times within its control and subject to the terms of
Section 12.04.

                  SECTION 4.2 ACCREDITED AND SOPHISTICATED INVESTOR. Such Investor (a) is an "accredited investor" as defined in Rule 501(a) of the Securities Act, and (b) by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment, and (c) has been afforded the opportunity to make inquiries of management of the Company and has made its own investigation whether or not to purchase Notes and in making its decision has not relied in any way on the fact that any other Person has decided to purchase Notes under this Agreement.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  SECTION 5.1 CONDITIONS PRECEDENT TO NOTES. The obligations of the Investors to purchase the Notes issued by the Company hereunder are subject, at the time of the purchase of the Notes, to the satisfaction of the following conditions:

                  (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Note Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Notes hereunder (each Investor may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                  (b) OFFICER'S CERTIFICATE. A certificate of a senior officer of the Company, dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 5.02.

                  (c) OPINION OF COUNSEL TO THE OBLIGORS. An opinion, dated the Closing Date, of Olshan Grundman Frome & Rosenzweig LLP, counsel to the
Obligors, and/or other counsel satisfactory to the Required Lenders substantially in the form of Exhibit B (and each Obligor hereby instructs such counsel to deliver such opinion to the Investors).

                  (d) OPINION OF SPECIAL NEW YORK COUNSEL TO THE INVESTORS. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase Capital, substantially in the forth of Exhibit C.

                  (e) NOTES. One or more Notes, duly completed and executed for each Investor.

                  (f) WARRANT AGREEMENT. The Warrant Agreement, duly executed and delivered by each of the parties thereto, and the Warrants required to be issued under Section 2.02 of the Warrant Agreement as of the Closing Date duly issued and delivered to each of the initial holders of the Warrants as provided in the Warrant Agreement, and each of the other agreements and instruments contemplated to be executed and/or delivered thereunder, in each case duly executed and/or delivered.

                  (g) SENIOR CREDIT AGREEMENT. Evidence that the Senior Credit Agreement providing for commitments to extend credit to the Company in an aggregate principal amount of at least $50,000,000 and otherwise in form and substance satisfactory to the Investors shall have been executed and delivered by each of the parties thereto and shall be in effect, and that the initial loans thereunder shall have been made to the Company (or contemporaneously with the purchase of the Notes hereunder shall be made), and the Investors shall have received copies of the Senior Credit Agreement and, upon the request of the Investors, each of the other Senior Credit Documents delivered thereunder in connection with the initial borrowing thereunder, in each case certified by a senior officer of the Company.

                  (h) REPAYMENT OF EXISTING INDEBTEDNESS. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including, without limitation, any contingent or other amounts payable in respect of letters of credit), if any, indicated on Schedule 8.01 that is to be repaid on the Closing Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements satisfactory to the Required Lenders for such release shall have been made).

                  (i) FINANCIAL STATEMENTS. The Investors shall have received the financial statements referred to in Section 6.04.

                  (j) OTHER DOCUMENTS. Such other documents as any Investor or special New York counsel to the Investors may reasonably request.

The obligation of any Investor to purchase its Note hereunder is also subject to the payment or delivery by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Investor or an Affiliate thereof in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase Capital, in connection with the negotiation, preparation, execution and delivery of the Note Documents and the issuance of the Notes hereunder and of the Warrants under the Warrant Agreement (to the extent that statements for such fees and expenses have been delivered to the Company).

                  SECTION 5.2 OTHER CONDITIONS PRECEDENT. The obligation of any Investor to purchase its Note hereunder is subject to the further conditions precedent that, both immediately prior to the purchase of such Note and also after giving effect thereto and to the intended use thereof:

                  (a) no Default shall have occurred and be continuing; and

                  (b) the  representations and warranties made by the Company in
Article VI shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Investors that:

         SECTION 6.1 ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Company and its Subsidiaries are adequately capitalized for the purposes of conducting their respective businesses, and the Company was not formed solely for the purpose of acting as agent for, or as an instrumentality of, any Subsidiary.

                  SECTION 6.2 AUTHORIZATION: ENFORCEABILITY. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the Notes have been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 6.3 GOVERNMENTAL APPROVALS: NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority by the Company and its Subsidiaries, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charta, by-laws or other organizational documents of the Company or of any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other material instrument binding upon the Company or of any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or of any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or of any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company and its Subsidiaries, any agreement relating thereto or any other contract or agreement, other than the Senior Credit Agreement (including the charter, by-laws or other organizational documents of the Company and its Subsidiaries) which limits the amount of, or otherwise imposes restrictions on the incurring of Indebtedness of the type to be evidenced by the Notes.

                  SECTION 6.4 SEC DOCUMENTS: FINANCIAL CONDITION: NO MATERIAL ADVERSE CHANGE.

                  (a) The Company has filed in a timely manner all documents that the Company was required to file with the Commission under Sections

13, 14(a) and 15(d) of the Securities Exchange Act, since its initial public offering. As of their respective filing dates, all documents filed by the Company with the SEC ("SEC Documents") complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The fiducial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

                  (b) The Company has heretofore furnished to the Investors its audited consolidated balance sheet, statements of income (including supporting footnote disclosures) and cash flows as of and for the fiscal year ended June 30, 1997, with the opinion of Cooper, Selvin & Strassberg LLP, independent public accountants.

                  (c) The financial statements included in the SEC Documents and the referred to in paragraph (b) above present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods in accordance with GAAP (subject, in the case of any unaudited financial statements, to customary year-end adjustments).

                  (d) Since June 30, 1997, there has been no material adverse change in the business, property or assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                  SECTION 6.5 PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) Permitted Encumbrances and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries, to the best of the Company's knowledge, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.6 LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Obliger, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, except as disclosed in
Schedule 6.06(a), or (ii) that involve this Agreement or the Transactions.

                  (b) Except as disclosed in Schedule 6.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 6.7 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 6.8 INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 6.9 TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.10  ERISA.  Except as disclosed in Schedule 6.10:

                  (a) IDENTIFICATION OF PLANS. (i) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan and (ii) neither the Company nor any of its Subsidiaries maintains or contributes to, or has maintained or contributed to, any Plan that is an "Executive Arrangement" (as that term is used in the definition of "Plane);

                  (b) COMPLIANCE. Each Plan has at all times been maintained, by its terms and in operation, in accordance with all applicable laws, except where such noncompliance (when taken as a whole) would not have a Material Adverse Effect;

                  (c) LIABILITIES. Neither the Company nor any of its Subsidiaries is currently making, nor has in the last 6 years been obligated to make, contributions (directly or indirectly) to a Multiemployer Plan, nor is it currently nor will it become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any Person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except where such liabilities (when taken as a whole) would not have a Material Adverse Effect; and

                  (d) FUNDING. The Company and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA).

                  SECTION 6.11 DISCLOSURE. Neither this Agreement or any other Note Document (including the Private Placement Memorandum, dated August 1997 delivered to the Investors by Montgomery Securities, relating to the transactions contemplated hereby) nor any other document, certificate or statement furnished to the Investors by or on behalf of the Company or any Subsidiary in connection herewith or therewith contains any untrue statement of a fact or omits to state a fact necessary to make the statements contained herein and therein not misleading, if, in either case, such fact is material to an understanding of the financial condition, business, prospects or property of the Company or any Subsidiary, or the ability of any Obligor to fulfill its obligations under any Note Document to which it is a party.

                  SECTION 6.12 DEBT AGREEMENTS.

                  (a) Schedule 6.12 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries, outstanding on the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 6.12. There exists no default under the provisions of any instrument evidencing or securing any Indebtedness of the Company and its Subsidiaries or of any agreement otherwise relating thereto which has had or would reasonably be expected to have a Material Adverse Effect.

                  (b) Schedule 8.02 is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 8.02.

                  SECTION 6.13 CAPITALIZATION. The authorized capital stock of the Company consists, on the date hereof, of an aggregate of 35,000,000 shares consisting of (i) 30,000,000 shares of common stock, par value $0.001 per share, of which 7,197,718 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (ii) 5,000,000 shares of blank check preferred stock, of which no shares are duly and validly issued and outstanding. As of the date hereof, (x) except as disclosed in Schedule 6.13 and except as provided in the Warrant Agreement, there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                  SECTION 6.14 SUBSIDIARIES AND INVESTMENTS.

                  (a) Set forth in Schedule 6.14(a) is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and
(iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 6.14(a), (x) each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 6.14(a), (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Set forth in Schedule 6.14(b) is a complete and correct list of all Investments (other than Permitted Investments) held by the Company in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 6.14(b), the Company owns, free and clear of all Liens, all such Investments.

                  SECTION 6.15 NO BURDENSOME RESTRICTIONS. Neither the Company nor any of its Subsidiaries is party to any contract or agreement that would result in any burdensome restrictions that might reasonably be expected have a Material Adverse Effect, including, but not limited to, any collective bargaining agreements.

                  SECTION 6.16 PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Investors and certain other institutional investors, each of which has been offered the Notes at a private sale for investment, which offer or sale would not require registration under the Securities Act. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  The Company covenants and agrees with the Investors that, so long as any Note is outstanding and until payment in full of all amounts payable by the Company hereunder and thereunder, unless the Required Investors shall otherwise consent pursuant to Section 12.02:

                  SECTION 7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to each Investor:

                  (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, with the opinion thereon by Cooper, Selvin ~ Strassberg LLP or such other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, together with a certificate from the chief financial officer of the Company certifying that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with

GAAP consistently applied, subject to customary year-end audit adjustments and the absence of footnotes;

                  (c) as soon as available and in any event within 45 days after the end of each month, the consolidated balance sheet and related statement of income of the Company for such month;

                  (d) concurrently with any delivery of financial statements under clause (a) or (b)above, a certificate of the chief financial officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.09 and (iii) stating whether any material change in GAAP or in the application thereof which would effect the financial statements in any material respect has occurred since the date of the audited financial statements referred to in Section 6.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether any Default has occurred and is continuing (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

                  (g) promptly upon receipt thereof, copies of all significant reports submitted to the Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

                  (h) promptly upon receipt thereof, copies of all notices given or received by the Company with respect to noncompliance with any term or condition related to any Senior Debt;

                  (i) at least 15 days prior to the closing of any acquisition permitted under Section 8.03(b), the adjusted pro forma consolidated balance sheet and statement of income of the Company, reflecting the financial condition of the Company and its Subsidiaries after giving effect to such acquisition, all in accordance with GAAP;

                  (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary that is in the Company's or its Subsidiary's possession, as any Investor may reasonably request.

                  SECTION 7.2 NOTICES OF MATERIAL EVENTS. The Company will furnish to each Investor prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof in which the amount in controversy is $1,000,000 or more or that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $500,000;

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

                  (e) a copy of any notice of default furnished by the Company under the Senior Credit Agreement (or any agreement replacing the Senior Credit Agreement in effect from time to time) simultaneously with the delivery thereof to the lenders party thereto (or their agent).

Each notice delivered under this Section 7.02 shall be accompanied by a statement of the chief financial officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 7.3 EXISTENCE: CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit (i) any merger, consolidation, liquidation or dissolution permitted under Section 8.03 or (ii) any other action permitted under Section 8.11.

                  SECTION 7.4 PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 7.5 MAINTENANCE OF PROPERTIES: INSURANCE. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property which is material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where such failure could not reasonably be expected to result in a Material Adverse Effect, PROVIDED that the Company and each Subsidiary shall not be under any obligation to repair or replace any such property which has become obsolete or has become unsuitable or inadequate for the purpose for which they are used, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 7.6 BOOKS AND RECORDS: INSPECTION RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by any Investor, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and during normal business hours and as often as reasonably requested.

                  SECTION 7.7 COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 7.8 USE OF PROCEEDS. The proceeds of the Notes will be used only for the purposes specified in the second paragraph of this Agreement. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Notes hereunder will be used to buy or carry any Margin Stock.

                  SECTION 7.9  CERTAIN OBLIGATIONS AFFECTING SUBSIDIARIES.

                  (a) In the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary after the date hereof, the Company will cause such Subsidiary to become a "Subsidiary Guarantor" (and, thereby an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to the Required Investors and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 upon the Closing Date as any Investor shall have requested.

                  (b) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly-owned Subsidiary.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  The Company covenants and agrees with the Investors that, so long as any Note is outstanding and until payment in full of all amounts payable by the Company hereunder or thereunder:

                  SECTION 8.1 INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder and under the Notes;

                  (b) Indebtedness (including, without limitation Capital Lease Obligations) constituting Senior Debt, including, without limitation, Senior Debt incurred pursuant to the Senior Debt Incurrence Ratio referred to in clauses (iii) and (v) of the definition of "Senior Debt";

                  (c) Indebtedness  existing on the date hereof and set forth in
Schedule 8.01, but not any extensions, renewals or replacements of any such Indebtedness;

                  (d) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

                  (e)  Guarantees  by  the  Company  of   Indebtedness   of  any
Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; and

                  (f) additional Indebtedness of the Company or any of its Subsidiaries incurred after the Closing Date in an aggregate principal amount not exceeding $2,000,000.

                  SECTION 8.2 LIENS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 8.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 8.01(b), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

                  (e) Liens securing Senior Debt; and

                  (f)   additional   Liens   securing   Indebtedness   or  other
obligations of the Company and its Subsidiaries incurred after the Closing Date in an aggregate amount not exceeding $2,000,000.

                  SECTION 8.3 FUNDAMENTAL CHANGES. The Company will not, and will not permit any of its Subsidiaries to:

                  (a) merge or consolidate with any other entity, except that:

                  (i) any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation;

                  (ii) any Subsidiary may merge into any Subsidiary Guarantor; PROVIDED that if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder; and

                  (iii) any Person that is engaged in the business in which the Company is engaged as of the Closing Date or substantially related thereto may merge into the Company or any Subsidiary in a transaction in which the Company or a wholly-owned Subsidiary is the surviving corporation; PROVIDED that, at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and shall comply with Section 7.09;

                  (b) purchase, lease or otherwise acquire for cash, stock or other consideration, the stock of any Person or all or any substantial portion of the assets of any Person where such stock, assets or other consideration have an aggregate fair market value of more than $15,000,000, PROVIDED that, so long as no Event of Default has occurred (or will be caused by such acquisition), the Company or any Subsidiary may request Mat the Required Investors consent to such acquisition for consideration greater than $15,000,000 in any one transaction (PROVIDED that, notwithstanding anything herein to the contrary, the decision whether or not to so consent shall remain solely at the discretion of the Investors). Consistent with such request, the Company shall provide the Investors with an information package to include, but not limited to, the following:

                  (i) historical financial statements showing the impact of the acquisition on the Company's historical operating performance and existing balance sheet;

                  (ii) projections detailing the expected performance of the combined company going forward; and

                  (iii) a detailed listing of the assets proposed to be purchased and liabilities, if any, proposed to be assumed in the transaction;

                  (c) enter into a partnership or joint venture with any other Person; PROVIDED that, so long as no Event of Default has occurred, the Company or any Subsidiary may request that the Required Investors consent to its entering into a partnership or joint venture for the purposes of carrying on its business;

                  (d) sell, lease, transfer or other dispose of any assets, except that (except as otherwise prohibited under Section 8.12) this Section 8.03(d) shall not prohibit any disposition of (i) any asset if on the date such asset is sold, the Asset Value of all assets sales occurring after the Closing Date, taking into account the Asset Value of the proposed asset sale, would not exceed on an aggregate basis 10% of the Consolidated Net Worth of the Company on the Closing Date and such sale is in the ordinary course of business, (ii) any obsolete or retired assets not used or useful in its business (such assets to include high-pressure tanks, motorized vehicles, including cars and trucks, and lines of business other than carbon dioxide that may be obtained by the Company as part of the group of assets of any corporation or other business entity which the Company may acquire) and
(iii) other sales of assets approved by the Required Investors.

                  SECTION 8.4 INVESTMENTS: HEDGING AGREEMENTS. (a) The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to (not including accounts receivable), Guarantee any obligations of, or make or permit to exist any Investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person, except:

                  (i) Permitted Investments;

                  (ii) Investments by the Company existing on the date hereof in the capital stock of its Subsidiaries;

                  (iii) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary;

                  (iv) Guarantees constituting Indebtedness permitted by Section 8.01;

                  (v) Investments in Plans;

                  (vi) advances made by the Company or any of its Subsidiaries to its employees in the ordinary course of business, and loans made by the Company to its employees to allow such employees to purchase stock of the Company; PROVIDED that the sum of (i) the aggregate total of such advances made by the Company to its employees under this clause
         (vi) Bad (ii) the aggregate amount paid by the Company with respect to the repurchase or redemption of its capital stock under Section 8.05(c) shall not exceed $2,000,000 at any one time outstanding;

                  (vii)  deposits  made  by  the  Company  in  connection   with
         acquisitions permitted under Section 8.03(b); and

                  (viii) Investments by the Company from the net proceeds of an equity issuance after the Closing Date that are not used to prepay
         Senior Debt (to the extent required by the terms thereof) or to pay dividends or other distributions under Section 8.05(d).

                  (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or as required by the Senior Credit Agreement.

                  SECTION 8.5 RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (c) the Company may repurchase or redeem shares of any class of capital stock of the Company issued pursuant to and in accordance with stock option plans or other benefit plans for management or employees or under other option plans of the Company not exceeding $1,000,000 in the aggregate and (d) the Company may declare and pay dividends with respect to its capital stock in an aggregate amount not exceeding the net proceeds of any equity issuance by the Company after the Closing Date (MINUS the aggregate amount of any Investments made from such proceeds under Section 8.04(a)(viii)).

                  SECTION 8.6 SALE AND LEASEBACKS. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction with any other Person whereby such Person leases assets sold or otherwise transferred to it by the Company or such Subsidiary if the aggregate value of the assets sold or transferred pursuant to such a transaction shall exceed $1,000,000.

                  SECTION 8.7 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to (a) enter into any material transaction or series of transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of the Company or any Subsidiary except (i) in the ordinary course of business at prices and on tams and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among Me Company and its wholly-owned Subsidiaries not involving any other Affiliate and (iii) any Restricted Payment permitted by Section 8.05, or (b) convey or transfer to any other Person (including the Company or any Subsidiary) any real property, buildings, or fixtures used in the manufacturing or production operations of the Company or any Subsidiary, or convey or transfer to the Company or any Subsidiary any other assets (excluding conveyances or transfer in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

                  SECTION 8.8 RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof under the Senior Credit Agreement as in effect on the date hereof or otherwise identified on Schedule 8.08 (but shall apply to any extension, renewal, amendment or modification thereof which expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts entered into in the ordinary course of business restricting the assignment thereof.

                  SECTION 8.9 FINANCIAL COVENANTS.

                  (a) INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of each fiscal quarter during the following respective periods:

             PERIOD                                  RATIO
From the Closing Date through
October 31, 1998                                 2.00 to 1.00
From November 1, 1998 through
October 31, 2000                                 2.50 to 1.00
From November 1, 2000 and at                     3.00 to 1.00
all times thereafter

                                    (b) TOTAL NET FUNDED  DEBT  COVERAGE  RATIO.
                  The Company will not permit the Total Net Funded Debt Coverage Ratio to exceed the following respective ratios at any time during the following respective periods:

           PERIOD                                     RATIO
From the Closing Date through
October 31, 1998                                 5.25 to 1.00
From November 1, 1998 through
October 31, 2000                                 4.50 to 1.00
From November 1, 2000 and at                     4.00 to 1.00
all times thereafter

                                    (c) MINIMUM NET WORTH.  The Company shall at
                  all times maintain Consolidated Net Worth of not less than the sum of (a) $45,000,000 (increasing to $50,000,000 on December 31, 1999), (b) Ban 50% of the cumulative Consolidated Net Income for each fiscal quarter ending on or after December 31, 1997 (but specifically not including any Consolidated Net Loss for any such fiscal quarter) plus (c) the cumulative net proceeds of all equity offerings (if any) made by the Company for each fiscal quarter ending on or after September 30, 1997.

                  SECTION 8.10 MODIFICATIONS OF CERTAIN DOCUMENTS.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, change, amend, supplement or otherwise modify the terms of the Senior Credit Documents, or refund or refinance the same, without the prior consent of the Required Investors, if the effect of such amendment or such refunding or refinancing is to:

                  (i) impose upon the Company, directly or indirectly, any prohibition or limitation on its ability to make regularly scheduled payments of principal of or interest on the Notes, or any other amounts owing to the Investors under this Agreement, except as provided in the subordination provisions set forth in Article XI; and

                  (ii) extend or shorten the scheduled maturity of any payment of any principal amount of the loans under the Senior Credit Agreement, except (x) altering or modifying the payment schedule of such loans so as to cause the average life to maturity of such loans to be not more than three years longer than the average life to maturity of such loans as of the date hereof or (y) extending the final maturity date of such loans by more than three years.

                  (b) The Company will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of its certificate of incorporation, certificates of designation of preferred stock or by-laws, if such modification, supplement or waiver could reasonably be expected to be adverse to the interests of the Investors, in each case without the prior consent of the Required Investors.

                  SECTION 8.11 NATURE OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto; PROVIDED that nothing herein shall prevent the Company and its Subsidiaries from
(i) expanding  the location of its business or businesses in the United  States,
(ii) ceasing or omitting to exercise any rights, licenses, permits or franchises which in good faith in the judgment of the Company and its Subsidiaries can no longer be profitably exercised or (iii) engaging in a business or businesses that are ancillary to those engaged in by the Company or such Subsidiary on the date hereof.

                  SECTION 8.12 SALE OF SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of any shares of capital stock of or other ownership interest in any Subsidiary (except in connection with any acquisition, merger or consolidation permitted by Section 8.03) or permit any Subsidiary to issue any additional shares of its capital stock or other incidents of ownership except on a pro rata basis to all its stockholders, partners or owners, as the case may be.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  SECTION 9.1 EVENTS OF DEFAULT: REMEDIES. If any of the following events ("EVENTS OF DEFAULT") shall occur:

                  (a) the Company shall fail to pay any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Company shall fail to pay any interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 9.01) payable under this Agreement or the Notes, when and as the same shall become due and payable, and such failure shall continue unremedied for a paled of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Obligors in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 7.01(a) through (d) and such failure shall continue unremedied for a period of ten days after notice thereof from any Investor to the Company;

                  (e) the Company shall fail to observe or perform any covenant, condition or agreement contained in Article VII and Article VIII;

                  (f) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a) through (e), inclusive, of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from any Investor to the company;

                  (g) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) at final maturity in respect of any Indebtedness (other than the Notes) having an aggregate unpaid principal balance in excess of $1,000,000, when and as the same shall become due and payable, or any default, event or condition occurs or exists with respect to such Indebtedness, or under any agreement or instrument evidencing, securing or related to such Indebtedness, that results in such Indebtedness becoming due prior to its stated maturity date;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receive, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordain" any of the foregoing shall be entered;

                  (i)  the  Company  or any  Subsidiary  shall  (i)  voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 9.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Company or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (not fully covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Investors, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

                  (m) the actual or asserted invalidity of the Guarantee of any Subsidiary under this Agreement;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Section 9.01), and at any time thereafter during the continuance of such event, the Required Investors may, by notice to the Company (with a copy to the Senior Debt Representative in the manner set forth in Section 11.13, PROVIDED that the failure to provide such copy, or any delay in so providing such copy, shall not affect the validity of such notice), declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Obligors; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Section 9.01, the principal of the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEE

                  SECTION 10.1 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Investor and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Note(s) held by each Investor of, the Company and all other amounts from time to time owing to the Investors by the Company under this Agreement and the Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the tams of such extension or renewal.

                  SECTION 10.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 10.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not altar or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations Hall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, any Investor as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Investor exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 10.3 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify each Investor on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by such Investor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 10.4 SUBROGATION. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Article X and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Investor) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Company (or an investment in the equity capital of the Company by such Subsidiary Guarantor).

                  SECTION 10.5 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Investors, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed to have become automatically due and payable in the circumstances provided in Article IX) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 10.01.

                  SECTION 10.6 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Investor, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION  10.7  CONTINUING  GUARANTEE.  The  guarantee  in this
Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 10.8 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such

Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the property, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 10.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article X and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 10.08, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Subsidiary Guarantor, the ratio (expressed as a parentage) of (x) the amount by which the aggregate present fair saleable value of all property of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all property of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 10.9 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Subsidiary Guarantors under
Section 10.01 would otherwise, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, any Investor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                  SECTION 10.10 SUBORDINATION OF GUARANTEES. The obligations of the Subsidiary Guarantors under this Article X to the Investors are subordinated as provided in Section 11.11.

                                   ARTICLE XI

                                  SUBORDINATION

                  SECTION 11.1 AGREEMENT TO SUBORDINATE. The Company covenants and agrees, and each Investor likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XI, the payment of the principal of and interest and premium (if any) on the Notes, and all other sums due and payable by the Company to the Investors hereunder (for purposes of this Article XI, collectively, the "Subordinated Debt"), are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt. Each Investor hereby agrees not to amend or otherwise modify any provision of this Article XI (and any defined term used in this Article XI) without the prior written consent of the requisite number of holders of Senior Debt as provided in the Senior Credit Agreement. The holders of Senior Debt and their agent under the Senior Credit Agreement are third-party beneficiaries of the provisions of this Article XI and are entitled to rely thereon.

                  SECTION 11.2 BANKRUPTCY, LIQUIDATION, DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

                  (i) the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, before any Investor is entitled to receive any payment on account of the Subordinated Debt; and

                  (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Investor would be entitled but for the provisions of this Article XI, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Debt (other than any payment or distribution in the form of equity or debt securities of the Company or any successor obliger of Senior Debt provided for by a plan of reorganization or readjustment which, in the case of any such debt securities, are (x) subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Debt is subordinate to the Senior Debt as provided in this Article XI and (y) are not payable prior to the payment in full of the Senior Debt) shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest and premium (if any) on, the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section 11.02, any Investor shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Debt (but excluding any payment of the character described in the parenthetical clause in the foregoing clause (ii)) before all

         Senior Debt is paid in full in cash, then and in such event such payment or distribution shall be held in trust for the holders of Senior Debt and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  If the Investors shall have failed to file proper claims or proofs of claim with respect to the Notes in any proceeding of the type referred to in the first sentence of this Section 11.02 prior to 30 days before the expiration of the time to file such claims or proofs of claim, the Investors hereby appoint and empower the Senior Debt Representative to file such claims or proofs of claim, and if the Investors shall fail to vote any such claim at least 15 days prior to the expiration of the time to vote such claim, the Investors hereby appoint and empower the Senior Debt Representative to vote such claim; PROVIDED that the Senior Debt Representative shall have no obligation to file and/or vote any such claim. If the Senior Debt Representative votes any such claim in accordance with the provisions of this paragraph no Investor shall be entitled to modify, revoke or withdraw such vote. The Investors shall execute and deliver, at the expense of the holders of the Senior Debt, such agreements, instruments and documents as the Senior Debt Representative may reasonably request to carry out the provisions of this paragraph.

                  SECTION 11.3  NO PAYMENT IN CERTAIN CIRCUMSTANCES.

                  (a) In the event that any principal of or interest on the Senior Debt is not paid when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, but after expiration of any applicable grace period (each a "SENIOR DEBT PAYMENT DEFAULT") and the Senior Debt Representative shall have given written notice of such non-payment (a "Payment Default Notice"), then no payment shall be made by the Company, or accepted by any Investor, on account of the Subordinated Debt unless and until such payment shall have been made or such Senior Debt Payment Default is waived in accordance with the tams of such Senior Debt.

                  (b) In the event that any Event of Default under, and as defined in, the Senior Credit Agreement (other than a Senior Debt

Payment Default) (each a "SENIOR DEBT NONPAYMENT DEFAULT") shall have occurred and be continuing and the Company and the Investors shall have received written notice of such Senior Debt Non-Payment Default from the Senior Debt Representative (a "Payment Blockage Notice"), then no payment shall be made by the Company, or accepted by any Investor, on account of the Subordinated Debt (including any repurchase of the Notes) during the period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Company and the Investors received such Payment Blockage Notice and ending on the earlier of (i) the date 180 days thereafter and (ii) the date on which the Senior Debt NonPayment Default giving rise to the Payment Blockage Period is cured or waived in accordance with the terms of the Senior Credit Documents; PROVIDED that (x) the holders of Senior Debt shall not be entitled to institute a Payment Blockage Period more often than once within any period of 360 consecutive days and (y) no Senior Debt Non-Payment Default or event which, with the giving of notice and/or lapse of time, would become a Senior Debt Non-Payment Default which existed on the date of the commencement of any such blockage period may be used as the basis for any subsequent Payment Blockage Notice unless such Senior Debt NonPayment Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than 90 consecutive days.

                  (c) The failure of the Company to make any payment with respect to the Subordinated Debt by reason of the operation of this Section
11.03 shall not be construed as preventing the occurrence of an Event of Default hereunder. Immediately upon the expiration of any period under this Section
11.03 during which no payment may be made on account of the Subordinated Debt, the Company may resume making any and all payments on account of the Subordinated Debt (including any payment of principal, interest (including interest at the applicable post-default interest rate specified in Section 2.04(b)) or any other amount missed during such period).

                  (d) The Company will not make any optional or mandatory prepayment of the Notes as provided for under Section 3.01 and the Investors shall not accept any such prepayment to the extent that such prepayment is prohibited under the Senior Credit Agreement, unless the lenders under the Senior Credit Agreement shall have given their written consent thereto.

                  (e) In the event that, notwithstanding the foregoing, the Investors shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be held in trust for the holders of the Senior Debt and paid over or delivered forthwith to the agent for the holders of the Senior Debt for application to the Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to the holders of Senior Debt in respect of the Savior Debt. No amount paid by the Company to the Investors and paid ova by the Investors to the holders of the Senior Debt pursuant to this Article XI shall, as between Me Company and the Investors, be deemed to be a payment by the Company to or on account of the Subordinated Debt.

                  (f) The provisions of this Section 11.03 shall not apply to any payment with respect to which Section 11.02 would be applicable.

                  SECTION 11.4 PAYMENTS OTHERWISE PERMITTED. Nothing contained in this Article XI or elsewhere in this Agreement or in the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of the Subordinated Debt.

                  SECTION 11.5 SUBROGATION. Subject to the payment in full in cash of all Senior Debt, the Investors shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Investors would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this
Article XI to the holders of Senior Debt by the Investors shall, as among the Company, its creditors (other than holders of Senior Debt), and the Investors be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

                  SECTION 11.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Investors on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article XI or elsewhere in this Agreement or the Notes is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Debt) and the Investors, the obligation of the

Company, which is absolute and unconditional, to pay to the Investors the principal of and interest or premium (if any) on, and any other amount payable by the Company under, the Notes or this Agreement as and when the same shall become due and payable in accordance with their respective tams; or (b) affect the relative rights against the Company of the Investors and creditors of the Company (other than the holders of Senior Debt); or (c) prevent the Investors from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights of the holders of Senior Debt (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Investors or (ii) under the conditions specified in Section 11.03, to prevent any payment prohibited by Section 11.03.

                  SECTION 11.7 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the tams, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Investors, without incurring responsibility to the Investors and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Investors to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt, or waive any provision thereof or the occurrence of any default thereunder; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                  SECTION 11.8 NOTICE TO INVESTORS. Notwithstanding the provisions of this Article XI or any other provision of this Agreement, the Investors shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to it in respect of the Subordinated Debt, unless and until the Investors shall have received written notice thereof from an Obligor or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Investors shall be entitled in all respects to assume that no such facts exist. The Investors shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor). In the event that the Investors determine in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Investors may request such Person to furnish evidence to the reasonable satisfaction of the Investors as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI and if such evidence is not furnished, the Investors may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 11.9 RELIANCE. Upon any payment or distribution of assets of the Company referred to in this Article XI, the Investors shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Investors for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

                  SECTION 11.10 REINSTATEMENT. If, at any time, all or part of any payment with respect to Senior Debt theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of Senior Debt for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), the subordination provisions set forth in this

Article XI shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

                  SECTION 11.11 SUBSIDIARY  GUARANTEES.  The obligations of each
Subsidiary Guarantor under Article X are subordinate and subject in right of payment in full in cash of any Senior Debt of such Subsidiary Guarantor to the same extent and in the same manner set forth in the preceding provisions of this
Article XI and, for purposes of applying this Section 11 . 11, references in such preceding sections to "the Company" shall be deemed to refer to the relevant Subsidiary Guarantor.

                  SECTION 11.12 LIMITATIONS ON REMEDIES.

                  (a) Notwithstanding anything contained herein to the contrary, during any period commencing on the date of receipt of a Payment Default Notice under Section 11.03(a) or a Payment Blockage Notice under Section 11.03(b) and ending on the earlier of (i) the date the default that is the subject of such Payment Default Notice or Payment Blockage Notice, as the case may be, is cured or waived or (ii) 90 days after receipt by the Investors of such Payment Default Notice or Payment Blockage Notice, as the case may be, the Investors shall not
(A) accelerate the Notes as provided in Section 9.01, (B) initiate any judicial proceeding or action to collect the Notes or (C) initiate any case, proceeding or other action in respect of any Obligor of the type referred to in clause (a) or (b) of Section 11.02 unless, prior to the expiration of such period, (x) the holder or holders (or their respective agent(s)) of any Senior Debt shall take any action of the type referred to in clauses (A), (B) and (C) above in respect of such Senior Debt or (y) any Senior Debt and/or the Subordinated Debt shall have become automatically due payable in accordance with their respective tams.

                  (b) Prior to taking any action of the type referred to in clauses (A), (B) and (C) of Section 11.12(a), the Investors shall give the Senior Debt Representative not less than 5 Business Days' notice of the Investors' intent to take any such action (which notice may be given during the continuation of any paled during which the Investors are blocked from receiving payments under Section 11.03).

                  SECTION 11.13 NOTICES. All notices or other communications required or permitted to be made by the holders of Senior Debt or the Senior Debt Representative to the Investors shall be made to the Investor's Representative, at its address provided under Section 12.01

(and upon receipt of any such notice or communication, the Investor's Representative shall furnish a copy thereof to each Investor, and receipt thereof by the Investor's Representative shall be deemed to satisfy the requirements of this Article XI for delivery thereof to the Investors). By acceptance of the benefits of this Article XI, the holders of Senior Debt agree with the Investors that (i) all notices or other communications required or permitted to be made to the holders of Senior Debt under this Article XI by the Investors or the Investor's Representative may be made to the Senior Debt Representative at its address specified in Section 10.03 of the Senior Credit
Agreement and (ii) SunTrust Bank, South Florida, National Association ("SunTrust") shall be the Senior Debt Representative for all purposes hereof until such time as the Investor's Representative shall have received notice in writing from SunTrust or the then current Senior Debt Representative specifying a new Servitor Debt Representative, following which the Investor's Representative and each Investor shall be fully protected in dealing solely with such Senior Debt Representative for purposes of this Article XI.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 12.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to the intended recipient thereof at its respective address (or telecopy number) set forth beneath its name on the signature pages hereto. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or if mailed by certified mail or registered mail, on the date three days after the date of mailing.

                  SECTION 12.2 WAIVERS; AMENDMENTS.

                  (a) No failure or delay by any Investor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be patted by paragraph (b) of this Section 12.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Note shall not be construed as a waiver of any Default, regardless of whether any Investor may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors and the Required Investors; PROVIDED that no such agreement shall (i) increase the commitment of any Investor without the written consent of such Investor, (ii) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Investor affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any commitment of any Investor, without the written consent of each Investor affected thereby, (iv) change any provision of this Agreement that would alter the pro rata sharing of payments required thereunder, without the written consent of each Investor, or (v) change any of the provisions of this Section
12.02 or the definition of "Required Investors" or any other provision hereof specifying the number or percentage of Investors required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Investor. Notwithstanding anything herein to the contrary, in the event that within 60 days after the Closing Date the Company requests the Investors to amend or modify this Agreement to increase the aggregate principal amount of the Notes issued hereunder, such amendment will require the consent of each Investor.

                  SECTION 12.3  EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by any Investor and its Affiliates, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase Capital, in connection with the preparation, negotiation, execution and delivery of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated, subject, in the case of Chase Capital and its Affiliates only, to the limitation set forth in the letter between the Company and Chase Capital Partners dated October 1, 1997 and (ii) all out-of-pocket expenses incurred by any Investor, including the above fees, charges and disbursements of any counsel for any Investor, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 12.03, or in connection with the Notes issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) The Company shall indemnify each Investor, and each Related Party of any of the foregoing Poisonous (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Note or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnitee will notify the Company in writing of such complaint or of the commencement of such action or proceeding, but failure so to notify the Company will not relieve the Company from any liability which the Company may have hereunder or otherwise, except to the extent that such failure materially prejudices the Company's rights. If the Company so elects or is requested by such Indemnitee, the Company will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnitee and the payment of the fees and disbursements of such counsel, and in such event such Indemnitee will cooperate in connection therewith as reasonably requested by the Company (subject to the expenses of such Indemnitee being reimbursed by the Company as provided above). In the event, however, such Indemnitee reasonably determines that having common counsel would present such counsel with a conflict of interest or if the Company fails to assume the defense of the action or proceeding in a timely manner, then such Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and the Company will pay the reasonable fees and disbursements of such counsel, PROVIDED, HOWEVER, that the Company will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Company assumes, any Indemnitee will have the right to participate in such litigation and to retain its own counsel at such Indemnitee's own expense.

                  (c) To the extent permitted by applicable law, the Obligors shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Note or the use of the proceeds thereof.

                  (e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

                  SECTION 12.4 SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the Notes, and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Investor (and any attempted assignment or transfer by any Obliger without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Investors and, to the extent expressly provided in Article XI, the holders of Senior Debt and the Senior Debt Representative) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Notwithstanding anything herein to the contrary, no Investor may assign all or any portion of its rights under this Agreement and the Note(s) held by such Investor (i) to a Person engaged in the operation of any business involving the sale of carbonic gas or the rental of bulls CO2 cylinders or high pressure cylinders, (ii) to any Person other than a Qualified Investor and (iii) unless such assignment complies with the registration requirements (or an applicable exemption therefrom) under the Securities Act and any applicable state securities laws. From and after the effective date of any transfer of a Note by any holder thereof to another Person, such Person shall become a party to this Agreement, be an "Investor" for all purposes hereof and, to the extent of the interest assigned pursuant to such transfer, have the rights and obligations of an Investor under this Agreement, and the relevant transferring Investor shall, to the extent of the interest assigned thereby, be released from its obligations under this Agreement (and, in the case of any transfer covering all of such transferring Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 12.03).

                  (c) The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is a Qualified Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

                  (d) Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $3,000,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $3,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in
Article IV.

                  SECTION   12.5   SURVIVAL.    All    covenants,    agreements,
representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the issuance of any Note regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Investor may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 12.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes or the termination of this Agreement or any provision hereof.

                  SECTION 12.6 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 12.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 12.8 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Investor may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 12.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 12.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.09.

                  SECTION 12.10 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 12.11 CONFIDENTIALITY. Each of the Investors agrees to maintain the confidentiality of the Information (-as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and the Investor or the Investor's Representative shall promptly notify the Company of any such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to any transferee permitted under Section 12.04 (including prospective transferee) of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or
(ii) becomes available to any Investor on a nonconfidential basis from a source other than the Company. For the purposes of this Section 12.11, "INFORMATION" means all information received from the Company relating to the Company or any Subsidiary or their respective business, other than any such information that is available to any Investor on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential unless such information is received pursuant to an inspection under Section 7.06. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and has taken measures to cause its representatives to do the same. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.11 as though it were a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             NUCO2 INC.


                                             By:/S/ JOSEPH CRISCUOLO
                                                -----------------------
                                                Title: President

                                             Address for Notices:

                                             NuCo2 Inc.
                                             2800 S.E. Market Place
                                             Stuart, Florida 34997

                                             Attention: Ms. Joann Sabatino

                                             Fax No.: (561) 221-1690

                                             Telephone No.: (561) 221-1754

                                             SUBSIDIARY GUARANTORS

                                             NUCO2 ACQUISITION CORP.


                                             By: /S/JOSEPH CRISCUOLO
                                                 -----------------------
                                               Title: Vice President


                                             KOCH COMPRESSED GASES, INC.


                                             By:/S/ JOSEPH CRISCUOLO
                                                -----------------------
                                                Title: Vice President

                                    INVESTORS

AMOUNT OF NOTE                         CHASE EQUITY ASSOCIATES L.P.

$15,000,000                            By Chase Capital Partners, its general
                                       partner


                                       By:/S/ RICHARD D. WATERS
                                          ------------------------
                                          Title:

                                       Address for Notices:

                                       Chase Capital Partners
                                       380 Madison Avenue
                                       12th Floor
                                       New York, New York 10017

                                       Attention: Mr. Richard D. Waters, Jr.

                                       Fax No.: (212) 622-3950

                                       Telephone No.: (212) 622-3096

AMOUNT OF NOTE                         DK ACQUISITION PARTNERS, L.P.

$5,000,000                             By M.H. Davidson & Co.,
                                            its general partner


                                       By: /S/ THOMAS L. KEMPNER
                                           -------------------------
                                           Title: General Partner

                                       Address for Notices:

                                       DK ACQUISITION PARTNERS, L.P.
                                       c/o M.H. Davidson & Co.
                                       885 Third Avenue
                                       Suite 3300
                                       New York, New York 10022

                                       Attention: Mr. Thomas L. Kempner, Jr.

                                       Fax No.: (212) 371-4318

                                       Telephone No.: (212) 371-3000

AMOUNT OF NOTE

$2,000,000                             EMPIRE INSURANCE COMPANY, as executed on
                                       their behalf by their Investment Manager, Cohanzick Management, L.L.C.


                                       By: /S/ DAVID SHERMAN
                                           ---------------------
                                           Title: President

                                       Address for Notices:
                                       Empire Insurance Company
                                       122 Fifth Ave.
                                       New York, NY 10011
                                       Attn: Frank Colalucci
                                       Telephone No.: (212) 386-3113
                                       Fax No.: (212) 691-6374

                                       with a copy to:
                                       c/o Cohanzick Management, L.L.C.
                                       110 E. 42nd Street
                                       Suite 1305
                                       New York, New York 10017
                                       Attention:  Mr. David Sherman
                                       Fax No. (212) 953-5833
                                       Telephone No.:  (212) 953-6900

AMOUNT OF NOTE                         ORIX USA CORPORATION

$3,000,000

                                       By: /S/ FRANKLIN CLARKE
                                           -----------------------
                                           Title: President & CEO


                                       Address for Notices:

                                       Orix USA Corporation
                                       780 Third Avenue
                                       48th Floor
                                       New York, New York 10017

                                       Attention: Mr. Franklin Clarke

                                       Fax No.: (212) 418-8308

                                       Telephone No.: (212) 418-8355